EXHIBIT 99.1

Spirit Airlines Announces First Quarter 2015 Results;
Adjusted Net Income Increases 87.1 Percent to $70.7 Million and
Pre-Tax Margin Increases 900 Basis Points to 22.7 Percent

MIRAMAR, FL. (April 29, 2015) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported first quarter 2015 financial results.

•
Adjusted net income for the first quarter 2015 increased 87.1 percent to $70.7 million ($0.96 per diluted share) compared to the first quarter 2014[1]. GAAP net income for the first quarter 2015 increased 83.0 percent year over year to $69.0 million ($0.94 per diluted share).

•	Adjusted pre-tax margin for the first quarter 2015 was 22.7 percent, up 900 basis points year over year[1]. On a GAAP basis, pre-tax margin for the first quarter 2015 was 22.1 percent.

•	Spirit ended the first quarter 2015 with an unrestricted cash and cash equivalents balance of $741.6 million.

•	Spirit's return on invested capital (before taxes and excluding special items) for the twelve months ended March 31, 2015 was 30.2 percent[2].

“I want to thank our team members for delivering strong first quarter operational and financial performance while continuing to execute on our growth plan.  We've announced 38 of the new routes to begin in 2015 and, over the last two fiscal quarters, we have added 12 new aircraft to our fleet all while improving our on-time performance and maintaining our high degree of reliability,” said Ben Baldanza, Spirit’s Chief Executive Officer.  “Our consistent, reliable operational performance, solid track record in successfully launching new markets, and continued strong financial performance position us well for the year ahead.”

Revenue Performance
For the first quarter 2015, Spirit's total operating revenue was $493.4 million, an increase of 12.6 percent compared to the first quarter 2014, driven by an increase in flight volume.

Total revenue per available seat mile (“RASM”) for the first quarter 2015 decreased 9.9 percent compared to the first quarter 2014 on a capacity increase of 25.0 percent. The RASM decrease was primarily driven by a 7.8 percent decrease in average yield due to the ramp up of our growth in new and mature markets, overall fare compression in many of our markets, and increased capacity from other carriers in the Dallas markets.

Total revenue per passenger flight segment ("PFS") for the first quarter 2015 decreased 7.6 percent year over year to $123.96, primarily driven by a 11.7 percent decrease in ticket revenue per PFS and a 2.1 percent decrease in non-ticket revenue per PFS. The decrease in non-ticket revenue per PFS was primarily attributable to lower bag revenue per PFS and the outsourcing of the Company's onboard catering to a third-party provider under a revenue share agreement.

Cost Performance
Total operating expenses for the first quarter 2015, excluding $2.7 million of special items, increased 0.9 percent to $381.4 million3. Including special items, total operating expenses increased 1.6 percent year over year to $384.1 million. Operating expenses benefited from economic fuel expense decreasing 25.4 percent, or $37.7 million, on a fuel volume increase of 21.5 percent.

Spirit reported first quarter 2015 cost per available seat mile ("ASM") excluding special items and fuel (“Adjusted CASM ex-fuel”)3 of 5.72 cents, a decrease of 5.6 percent compared to the same period last year driven primarily by lower labor expense per ASM and lower aircraft rent per ASM. Labor expense per ASM in the first quarter 2015 was lower compared to the same period last year primarily due to scale benefits from overall growth and from larger gauge aircraft. The decrease in aircraft rent per ASM was driven by a change in the mix of leased (rent recorded under aircraft rent) and purchased (depreciation recorded under depreciation and amortization) aircraft.

"Once again our team executed well on improving our cost structure.  Despite very disruptive winter weather which caused a number of cancelations, and nearly a one percent shorter stage length, our first quarter 2015 Adjusted CASM ex-fuel decreased 5.6 percent year-over-year.  This performance sets us up nicely to meet our full year target of delivering Adjusted CASM ex-fuel down 6 to 8 percent year over year,” said Ted Christie, Spirit's Chief Financial Officer."

Fleet
In the first quarter 2015, Spirit took delivery of 5 new A320 aircraft, ending the quarter with 70 aircraft in its fleet.

First Quarter 2015 and Other Current Highlights

•	Maintained its commitment to offer low fares to its valued customers; average ticket revenue per PFS for the first quarter 2015 was $68.71 with total revenue per PFS of $123.96.

•	Launched service on nine new nonstop routes in the first quarter 2015.

•	Added Cleveland, Ohio as Spirit's 57th destination.

•	Improved on-time performance and maintained one of the highest completion factors in the industry.

•	Named 2015 Value Airline of the Year by Air Transport World.

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results today, April 29, 2015, at 10:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines:
Spirit Airlines (NASDAQ: SAVE) is committed to offering the lowest total price to the places we fly, on average much lower than other airlines. Our customers start with an unbundled, stripped-down Bare Fare™ and get Frill Control™ which allows them to pay only for the options they choose - like bags, seat assignments and refreshments - the things other airlines bake right into their ticket prices. We help people save money and travel more often, create new jobs and stimulate business growth in the communities we serve. With our modern and fuel-efficient all-Airbus fleet, we operate more than 340 daily flights to 57 destinations in the U.S., Latin America and the Caribbean. Come save with us at www.spirit.com.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes

(1)	See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for more details.

(2)	See "Calculation for Return on Invested Capital" table below for more details.

(3)	See "Reconciliation of Adjusted Operating Expense to GAAP Operating Income" table below for more details.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. The words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding revenues, cost of operations, the delivery schedule of aircraft on order, and announced new service routes. All forward-looking statements are based upon information available to the Company at the time the statement is made. The Company has no intent, nor undertakes any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Statement of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,		Percent
	2015	2014	Change
Operating revenues:
Passenger	$273,466	$253,878	7.7
Non-ticket	219,889	184,109	19.4
Total operating revenues	493,355	437,987	12.6

Operating expenses:
Aircraft fuel	112,426	148,471	(24.3)
Salaries, wages and benefits	89,057	76,249	16.8
Aircraft rent	52,788	46,387	13.8
Landing fees and other rents	30,546	24,016	27.2
Distribution	20,497	18,569	10.4
Maintenance, materials and repairs	19,160	17,614	8.8
Depreciation and amortization	14,863	11,121	33.6
Other operating	43,747	35,448	23.4
Loss on disposal of assets	595	150	na
Special charges	425	9	na
Total operating expenses	384,104	378,034	1.6

Operating income	109,251	59,953	82.2

Other (income) expense:
Interest expense	2,812	107	na
Capitalized interest	(2,533)	(107)	na
Interest income	(134)	(68)	97.1
Other expense	72	37	94.6
Total other (income) expense	217	(31)	na

Income before income taxes	109,034	59,984	81.8
Provision for income taxes	40,032	22,278	79.7
Net income	$69,002	$37,706	83.0
Basic earnings per share	$0.94	$0.52	80.8
Diluted earnings per share	$0.94	$0.51	84.3

Weighted average shares, basic	73,054	72,684	0.5
Weighted average shares, diluted	73,370	73,254	0.2

SPIRIT AIRLINES, INC.
Statements of Comprehensive Income
(unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Net income	$69,002	$37,706
Unrealized gain (loss) on interest rate derivative instruments, net of deferred taxes of $940 and $0	(1,594)	—
Other comprehensive income (loss)	$(1,594)	$—
Comprehensive income	$67,408	$37,706

SPIRIT AIRLINES, INC.
Balance Sheets
(unaudited, in thousands)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$741,627	$632,784
Accounts receivable, net	28,097	22,685
Deferred income taxes	9,643	9,643
Prepaid expenses and other current assets	76,706	66,029
Total current assets	856,073	731,141

Property and equipment:
Flight equipment	422,617	204,462
Ground and other equipment	60,860	57,012
Less accumulated depreciation	(41,472)	(36,099)
	442,005	225,375
Deposits on flight equipment purchase contracts	260,334	242,881
Aircraft maintenance deposits	212,786	213,147
Deferred heavy maintenance, net	115,584	123,108
Other long-term assets	69,074	66,744
Total assets	$1,955,856	$1,602,396

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$13,835	$13,402
Air traffic liability	259,404	188,870
Current maturities of long-term debt	22,184	10,431
Other current liabilities	190,874	152,921
Total current liabilities	486,297	365,624

Long-term debt less current maturities	302,800	135,232
Long-term deferred income taxes	69,510	76,010
Deferred gains and other long-term liabilities	27,832	22,455
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	536,050	526,173
Treasury stock, at cost	(14,864)	(3,921)
Retained earnings	550,536	481,534
Accumulated other comprehensive loss	(2,312)	(718)
Total shareholders’ equity	1,069,417	1,003,075
Total liabilities and shareholders’ equity	$1,955,856	$1,602,396

SPIRIT AIRLINES, INC.
Statement of Cash Flows
(unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014
Operating activities:
Net income	$69,002	$37,706
Adjustments to reconcile net income to net cash provided by operations:
Unrealized (gains) losses on open fuel derivative contracts	3,783	—
Equity-based compensation, net	1,985	2,547
Allowance for doubtful accounts (recoveries)	31	(13)
Amortization of deferred gains and losses	164	(89)
Depreciation and amortization	14,863	11,121
Deferred income tax expense (benefit)	(5,560)	410
Loss on disposal of assets	595	150
Capitalized interest	(2,533)	(107)
Changes in operating assets and liabilities:
Accounts receivable	(5,444)	(10,656)
Prepaid maintenance reserves	(12,317)	(14,661)
Long-term deposits and other assets	(6,160)	(15,691)
Accounts payable	433	1,457
Air traffic liability	79,350	62,328
Other liabilities	29,643	16,137
Net cash provided by operating activities	167,835	90,639

Investing activities:
Pre-delivery deposits for flight equipment, net of refunds	(50,388)	(73,201)
Purchase of property and equipment	(184,609)	(4,086)
Net cash used in investing activities	(234,997)	(77,287)
Financing activities:
Proceeds from issuance of long-term debt	185,000	—
Proceeds from stock options exercised	15	39
Payments on debt and capital lease obligations	(2,968)	—
Excess tax benefits from equity-based compensation	7,877	588
Repurchase of common stock	(10,943)	(621)
Debt issuance costs	(2,976)	—
Net cash provided by financing activities	176,005	6
Net increase in cash and cash equivalents	108,843	13,358
Cash and cash equivalents at beginning of period	632,784	530,631
Cash and cash equivalents at end of period	$741,627	$543,989
Supplemental disclosures
Cash payments for:
Interest (net of capitalized interest)	$11	$—
Taxes	$9,883	$3,218

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended March 31,
Operating Statistics	2015	2014	Change
Available seat miles (ASMs) (thousands)	4,729,463	3,784,727	25.0%
Revenue passenger miles (RPMs) (thousands)	4,017,559	3,289,287	22.1%
Load factor (%)	84.9	86.9	(2.0) pts
Passenger flight segments (thousands)	3,980	3,264	21.9%
Block hours	77,035	63,139	22.0%
Departures	29,044	23,561	23.3%
Operating revenue per ASM (RASM) (cents)	10.43	11.57	(9.9)%
Average yield (cents)	12.28	13.32	(7.8)%
Average ticket revenue per passenger flight segment ($)	68.71	77.79	(11.7)%
Average non-ticket revenue per passenger flight segment ($)	55.25	56.41	(2.1)%
Total revenue per passenger flight segment ($)	123.96	134.20	(7.6)%
CASM (cents)	8.12	9.99	(18.7)%
Adjusted CASM (cents) (1)	8.06	9.98	(19.2)%
Adjusted CASM ex-fuel (cents) (2)	5.72	6.06	(5.6)%
Fuel gallons consumed (thousands)	56,723	46,677	21.5%
Average economic fuel cost per gallon ($)	1.95	3.18	(38.7)%
Aircraft at end of period	70	56	25.0%
Average daily aircraft utilization (hours)	12.7	12.8	(0.8)%
Average stage length (miles)	991	1,000	(0.9)%
Airports served in the period	55	53	3.8%

(1)	Excludes special items.

(2)	Excludes economic fuel expense and special items.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of the Company's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Special Items

	Three Months Ended
	March 31,
(in thousands)	2015	2014
Operating special items include the following:
Unrealized losses (gains) related to fuel derivative contracts	$1,695	$—
Loss on disposal of assets	595	150
Special charges (credits)	425	9
Total special items:	$2,715	$159

Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended
	March 31,
(in thousands)	2015	2014
Total operating expenses, as reported	$384,104	$378,034
Less special items (1)	2,715	159
Adjusted operating expenses, non-GAAP (2)	381,389	377,875
Less: Economic fuel expense	110,731	148,471
Adjusted operating expenses excluding fuel, non-GAAP (3)	$270,658	$229,404

Available seat miles	4,729,463	3,784,727

CASM (cents)	8.12	9.99
Adjusted CASM (cents) (2)	8.06	9.98
Adjusted CASM ex-fuel (cents) (3)	5.72	6.06

(1)	See "Special Items" for more detail.

(2)	Excludes special items.

(3)	Excludes special items and economic fuel expense as described in the "Reconciliation of Economic Fuel Expense to GAAP Fuel Expense" table below.

Reconciliation of Adjusted Net Income to GAAP Net Income
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share data)	2015	2014
Net income, as reported	$69,002	$37,706
Add: Provision for income taxes	40,032	22,278
Income before income taxes, as reported	109,034	59,984
Pre-tax margin, GAAP	22.1%	13.7%
Add special items (1)	2,715	159
Income before income taxes, non-GAAP (2)	111,749	60,143
Pre-tax margin, non-GAAP (2)	22.7%	13.7%
Provision for income taxes (3)	41,029	22,337
Adjusted net income, non-GAAP (2)	$70,720	$37,806

Weighted average shares, diluted	73,370	73,254

Adjusted net income per share, diluted	$0.96	$0.52

(1)	See "Special Items" for more details.

(2)	Excludes special items.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income.

Reconciliation of Adjusted Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended
	March 31,
(in thousands)	2015	2014
Operating income, as reported	$109,251	$59,953
Operating margin, GAAP	22.1%	13.7%
Add special items (1)	2,715	159
Operating income, non-GAAP (2)	$111,966	$60,112
Operating margin (2)	22.7%	13.7%

(1)	See "Special Items" for more detail.

(2)	Excludes special items.

The Company believes economic fuel expense is the best measure of the effect fuel prices are currently having on our business, because it most closely approximates the net cash outflow associated with purchasing fuel used for our operations during the period. Economic fuel expense is defined as into-plane fuel expense, realized gains or losses on derivative contracts, plus the economic premium expense related to fuel option contracts in the period the option is benefiting. The key difference between aircraft fuel expense as recorded in our statement of operations and economic fuel expense is unrealized mark-to-market changes in the value of aircraft fuel derivatives outstanding and the timing of premium gain or loss recognition on our outstanding fuel option contracts. Many industry analysts evaluate airline results using economic fuel expense, and it is used in our internal management reporting.
Reconciliation of Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except per gallon data)	2015	2014
Fuel expense
Aircraft fuel, as reported	$112,426	$148,471
Less Unrealized losses (gains) related to fuel derivative contracts	1,695	—
Economic fuel expense, non-GAAP	$110,731	$148,471

Fuel gallons consumed	56,723	46,677

Economic fuel cost per gallon, non-GAAP	$1.95	$3.18

Calculation of Return on Invested Capital
(unaudited)

Twelve Months Ended
(in thousands)	March 31, 2015
Operating Income	$404,561
Add special items (1)	18,768
Adjustment for aircraft rent	202,228
Adjusted operating income (2)	625,557
Tax (36.1%) (3)	225,826
Adjusted operating income, after-tax	399,731
Invested Capital
Total debt	$324,984
Book equity	1,069,417
Less: Unrestricted cash	741,627
Add: Capitalized aircraft operating leases (7x Aircraft Rent)	1,415,596
Total invested capital	2,068,370

Return on invested capital (ROIC), pre-tax	30.2%
Return on invested capital (ROIC), after-tax	19.3%

(1)
Special items include unrealized gains or losses related to fuel derivative contracts, loss on disposal of assets, special charges (credits), and additional federal excise tax on a minority of fuel volume for the period beginning July 1, 2009 through December 31, 2013 recorded in the third quarter 2014.

(2)	Excludes special items as described above.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income for the twelve months ended March 31, 2015.

###